UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 1999


                            eCom Corporation
          --------------------------------------------------
          (Exact name of Registrant as specified in charter)


                  Nevada               0-26701        88-0406874
       ----------------------------  -----------   -----------------
       (State or other jurisdiction  (Commission   (I.R.S. Employer
        of incorporation)             File Number)   Identification)


          1776 Park Avenue, Unit #4, Park City, UT         84060
        ---------------------------------------------   ----------
          (Address of principal executive offices)      (Zip Code)


   Registrant's telephone number, including area code: (801) 580-2855
                                                       --------------

          3110 S. Valley View, Suite 105, Las Vegas, NV 89102
    --------------------------------------------------------------
    (Former name or former address, if changed, since last report)




ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

(a)

On December 13, 1999, a Buying Group, lead by CashCom Services,
Inc., a Canadian Corporation, acquired 2,000,000 shares of eCom Corporation's common stock, pursuant to an Share Purchase Agreement by and between Janeva Corporation and Campbell Mello Associates, Inc., collectively the Sellers, and the Buying Group, listed above, the Buyer. The Buying Group paid to Janeva Corporation and Campbell Mello Associates, Inc. the sum of two hundred ninety thousand dollars ($290,000.00) for the common shares. The source of the funds was paid by cash wire transfer.

(b)

Pursuant to the Share Purchase Agreement by and between Janeva
Corporation and Campbell Mello Associates, Inc., collectively the
Sellers, and Buying Group, listed above have purchased approximately 2,000,000 of the issued and outstanding common stock of eCom Corporation.

Item 2.  ACQUISTION OR DISPOSITONOF ASSETS.

Not applicable.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

Not applicable.

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

Item 5.  OTHER MATERIALLY IMPORTANT EVENTS.

eCom Corporation, in reliance upon an exemption from the registration provisions of Section 5 of the Securities Act of 1993, as amended, pursuant to Regulation D, Rule 506, of the Act, issued 12,000,000 restricted shares of its common stock, on December 17, 1999, at one (1) cent per share for a Note which totaled one hundred twenty thousand ($120,000) dollars, along with interest in the amount of ten (10) percent. (See copy of "Note" in Exhibit I.) The restricted stock was sold to Lori Bird, payable as follows:

  "(A) On or before the date ninety (90) days from the date of this Note, the entire interest sum of TWELVE THOUSAND DOLLARS ($12,000.00) shall be due and payable.
   (B) On or before the date one (1) year from the date of this Note, the entire principal sum of ONE HUNDRED TWENTY THOUSAND DOLLARS ($120,000.00), shall be due and payable."

The purpose of this transaction was to capitalize the corporation.

Item 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS

Bert K. Blevins III, eCom Corporation's President, Secretary,
Treasurer and Director, has agreed to resign as President, Secretary, Treasurer and Director, and to appoint Ian Archibald as President, Secretary, Treasurer and Director.

Item 7.  FINANCIAL STATEMENT AND EXHIBITS.

Not applicable.

Item 8.  CHANGE IN FISCAL YEAR.

Not applicable.

Item 9.  REGULATION S OFFERINGS.

Not applicable.


Date:	December 17, 1999


eCom Corporation


By:  /s/ Ian Archibald
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Ian Archibald, President

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